EXHIBIT 21


                                         State of Incorporation/Organization

      Subsidiaries of Indiana Energy,
      Inc., (Parent) -
        Indiana Gas Company, Inc.                   Indiana
          Richmond Gas Corporation,
            d/b/a Indiana Gas Company, Inc.         Indiana
          Terre Haute Gas Corporation,
            d/b/a Indiana Gas Company, Inc.         Indiana
        IEI Investments, Inc.                       Indiana
          Energy Realty, Inc.                       Indiana
          IGC Energy, Inc.                          Indiana
            Indiana Energy Services, Inc.           Indiana
            ProLiance Energy, LLC                   Indiana